UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

AVISTA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Employee Q&A posted on AVAnet

Employee Q&A Resource

1.	What will change under Hydro One?

While any change can be unsettling and raise questions, it’s important to understand that we have worked hard to put in place a set of agreements to assure the look and feel of Avista will not change as a result of this transaction.

It is expected that Avista will operate as a wholly-owned subsidiary of Hydro One, conducting business and serving our customers and communities as we do now. Our headquarters will remain here in Spokane. There are no plans for job reductions or to close locations as a result of the transaction and management will largely remain the same. So, we will be counting on everyone as always to maintain our high levels of service, safety, and reliability.

In the proposed transaction, the primary change is that we will no longer be publicly traded on the NYSE. Everything else will remain virtually the same.

2.	Who will run the combined company, and what will the combined organizational structure look like?

Avista is expected to be operated as a subsidiary of Hydro One, conducting business and serving our customers and communities as we do now. We will continue to operate under the same name, from the same headquarters in Spokane, with the same management team, and with the same employees. We will continue to run the business and serve our customers and communities as we always have.

3.	Do I have a similar job/role going forward? Will there be layoffs?

We do not anticipate any job losses as a result of this transaction. If there are any changes to the normal course of how we currently run our business, we will convey them to you well in advance. We will be counting on everyone as always to maintain our high levels of service, safety, and reliability. It is important to remember that each company will continue to operate independently until the transaction closes, currently targeted for the second half of 2018.

4.	Will my reporting structure change?

There will be no changes to the reporting structure as a result of this transaction. If there are any changes to the normal course of how we currently run our business, we will convey them to you in advance.

5.	Will any locations be closed?

No. Hydro One’s plan is to have Avista operate as a wholly-owned subsidiary of Hydro One, conducting business and serving our customers and communities as we do now. Our headquarters will remain here in Spokane. There are no plans for job reductions or to close locations as a result of the transaction and management will largely remain the same.

6.	What does this mean for our customers?

Avista will continue to provide customers with clean, safe, and reliable service at reasonable rates. With Hydro One as our partner, we will uphold our longstanding commitment to environmental responsibility, safety and reliability.

At the same time, this partnership will provide opportunities to share best practices and potentially gain efficiencies by extending the use of the combination of technology, best practices, and business processes over a broader customer base and broader set of infrastructure.

7.	What does this mean for the local communities we support?

For 128 years, we’ve been a good corporate citizen and community partner. We are confident this transaction is good news for the communities we serve.

Under the agreement, Hydro One and Avista have agreed to:

•	Maintain our headquarters in Spokane;

•	No loss of jobs anticipated as a result of this transaction;

•	Continue Avista’s philanthropy and economic development in the communities we serve. In fact, Hydro One has committed to doing more—nearly doubling our current levels of charitable contributions.

•	Continue our commitment to funding economic development in our service territories.

Like Avista, Hydro One has a heritage of serving small communities. Our partnership will enable us to continue our engagement with all those who depend on us for the long term. We look forward to continuing to be an integral part of the communities we serve.

8.	Does Hydro One share Avista’s commitment to innovation and environmentally friendly energy production?

Hydro One shares the same values and a common customer-centric culture, and Avista will maintain our strong commitments to environmental stewardship and innovation.

9.	What is the timeline for the transaction? When will it close?

We anticipate closing the transaction in the second half of 2018, after regulatory and other approvals are received. Until then, it will be business as usual at Avista, and all employees should remain focused on meeting our customers’ needs and delivering safe and reliable service.

10.	How will things change between now and closing?

As we move towards closing, each company will continue to operate independently until the transaction closes, subject to some customary interim operating covenants. In the meantime, the most important thing we can all do is to stay focused on our individual responsibilities and delivering safe and reliable service for our customers.

11.	How will union negotiations be impacted by the transaction?

Avista and IBEW have a strong relationship. The transaction will not affect any of Avista’s existing labor agreements. Avista will continue to work with the IBEW in administering the agreements. As new issues arise and as contracts approach expiration Avista and the IBEW will continue to work together for mutual benefit.

12.	What impact will this have on AEL&P? Will labor relations in Alaska change as a consequence of this transaction?

There will be no material impact to AEL&P. AEL&P will continue to deal directly with their employees and their local union.

13.	Are my compensation and employee benefits changing?

No changes to our current compensation and benefits practices are expected as a result of the transaction. That includes the whole range of programs, including salary, bonuses, time off, health and dental plans, travel and expense, accrued service, and 401K. If there were to be any changes in our compensation or benefits programs longer term based on the normal course of how we currently manage our plans, we would communicate those to you well in advance.

14.	What should I say if I’m contacted by the media or investors about the transaction?

If you receive any questions about this matter, please direct media calls to the 24-Hour Media Line at 509-495-4174 or Dana Anderson.

15.	When will we find out more?

Over the coming weeks and months, we will communicate as we work to complete the various steps needed to close/finalize the transaction. We’ll keep you informed through our regular employee communications channels, and you can also visit our intranet for additional updates. In the meantime, the most important thing we can all do is to stay focused on our individual responsibilities and delivering safe and reliable service to our customers.

16.	What will happen to my assets in the Avista sponsored 401(k) Plan?

Avista will continue to sponsor the 401(k) Plan. Should you have assets in the Avista 401(k) Plan, they will continue to be invested according to your election.

17.	What will happen to the Avista Company Stock within the 401(k) Plan?

Since Hydro One will be purchasing all shares of Avista stock, and Avista will no longer be a publicly traded company, the proceeds from the sale of Avista Company Stock shares will be reinvested into your 401(k) account. The Avista Company Stock fund will no longer be an investment option within the Plan.

18.	Will my 401(k) distribution election be affected by the sale?

Your 401(k) distribution election will not be affected by the sale.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Information

This news release contains “forward looking statements” and “forward looking information” within the meaning of applicable securities laws of the U.S. and Canada, respectively. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements and forward looking information. Forward looking statements and forward looking information are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward looking statements and forward looking information in this news release include, without limitation, statements relating to Hydro One’s proposed merger transaction with Avista and expectations regarding timing and benefits thereof, earnings per share accretion, increases in regulated assets and earnings, strength of credit metrics, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, financing plans, stakeholder commitments, stockholder and regulatory approvals, and the completion of the proposed merger transaction. These statements reflect Hydro One and Avista’s management’s current beliefs and are based on information currently available to the management teams. Forward looking statements and forward looking information involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward looking statements and forward looking information. Hydro One and Avista caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward looking statements and forward looking information. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward looking statements and forward looking information include risks and uncertainties relating to the following: (i) the risk that Avista may be unable to obtain shareholder approval for the proposed merger transaction or that Hydro One or Avista may be unable to obtain governmental and regulatory approvals required for the proposed merger transaction, or may be unable to obtain those approvals on favorable terms; (ii) the risk that the required shareholder, governmental or regulatory approvals may delay the proposed merger transaction; (iii) the risk that a condition to the closing of the proposed merger transaction may not be satisfied or the merger agreement may be terminated prior to closing; (iv) the timing to consummate the proposed transaction; (v) disruption from the proposed merger transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (vi) risks associated with the loss and ongoing replacement of key personnel; (vii) the diversion of management time and attention on the transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations (including environmental and tax laws and regulations); (x) the risk that financing necessary to fund the proposed merger transaction may not be obtained or may be more difficult and costly to obtain than anticipated; (xi) the impact of acquisition-related expenses; (xii) the ability to maintain an investment grade credit rating; (xiii) the ability to maintain dividend payout ratios; and (xiv) other factors discussed or referred to in the “Risk Factors” section of Hydro One’s most recent annual management’s discussion and analysis of financial results filed with securities regulators in Canada and available under Hydro One’s profile at www.sedar.com. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of Hydro One or Avista. Additional risks and uncertainties will be discussed in the proxy statement and other materials that Avista will file with the SEC in connection with the proposed merger transaction, or in material Hydro One will file with securities regulatory authorities in Canada. There can be no assurance that the proposed merger transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward looking statements or forward looking information, and actual outcomes and results may differ materially from what is expressed, implied or forecasted in these forward looking statements and forward looking information. For additional information with respect to certain of the risks or factors, reference should be made to Hydro One’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, available at www.sedar.com and Avista’s filings with the SEC available at www.sec.gov. Except as required by law, each of Hydro One and Avista disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.